Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2022, relating to the consolidated financial statements of OrthoPediatrics Corp. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Indianapolis, Indiana

August 10, 2022